UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 2, 2010

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 2, 2010, the Compensation Committee of the Board of Directors of Daktronics, Inc. (the “Company”) recommended and the Board of Directors approved a change in the compensation plans for William R. Retterath, the Chief Financial Officer, Bradley T. Wiemann, the Vice President - Commercial Business Unit, and Reece A. Kurtenbach, Vice President – Live Events Business Unit.  Specifically, the Board of Directors approved the following new annual base salaries for these individuals, effective on December 2, 2010:

Name	Salary
William R. Retterath	$196,380
Bradley T. Wiemann	$181,020
Reece A. Kurtenbach	$185,700

The Compensation Committee of the Board of Directors also recommended and the Board of Directors approved a continuation of the formula-based variable compensation plan for all the Named Executive Officers for fiscal 2011, which consist of the three executives named above and James B. Morgan, Chief Executive Officer, and Dr. Aelred J. Kurtenbach, Chairman of the Board.  Under the formula, which is effective on December 2, 2010, variable compensation is zero if net income as a percentage of beginning shareholders equity (“ROE”) is equal to or less than 10%.  For an ROE of greater than 10%, variable compensation increases linearly from zero at 10% ROE to a maximum level at an ROE of 20%.  The maximum variable compensation amount for Mr. Morgan remained at seven and one-half months of salary; Mr. Retterath’s maximum variable compensation remained at five and one-half months of salary; Mr. R. Kurtenbach’s and Mr. B. Wiemann’s maximum variable compensation remained at five months of salary; and Dr. Aelred J.  Kurtenbach’s maximum variable compensation remained at three months of salary.

Also, effective December 2, 2010, the Board of Directors authorized grants of incentive stock options to purchase shares of the Company’s common stock and grants of restricted stock units under the Company’s 2007 Stock Incentive Plan (the “Plan”) to four of the Named Executive Officers with aggregate values as indicated below.  The value of the restricted stock units was established at 50% of the value of the stock options.  Based on this allocation, the number of shares underlying each stock option and the number of restricted stock units was determined by dividing the total value by the per option and per unit value as determined under Accounting Standards Board Accounting Standards Codification Topic 718.  The numbers of shares were then rounded down to the next multiple of five to correspond to the vesting period.

Each of these new incentive stock options vests annually as to 20% of the shares subject to the option over five years beginning on the first anniversary of the date of grant, has a ten-year term, is subject to the terms and conditions of the Plan, and has an exercise price equal to the fair market value of the Company’s common stock on the grant date, which was $14.37.  Each of the new restricted stock units also vests annually as to 20% of the shares subject to the restricted stock unit over five years beginning on the first anniversary of the date of grant and is subject to the terms and conditions of the Plan.  Copies of the Plan and the forms of agreements under which these options and restricted stock units were granted are on file with the Securities and Exchange Commission as exhibits to the Company’s reports.

The following table described the grants of the options and restricted stock units to four of the Company’s Named Executive Officers effective on December 2, 2010:

		Incentive Stock Options		Restrictive Stock Units
Name	Title	Value	Shares Underlying Options	Value	Restricted Stock Units
James B. Morgan	Chief Executive Officer	$46,661.20	8,215	$23,330.90	1,810
William R. Retterath	Chief Financial Officer	$42,656.80	7,510	$21,332.95	1,655
Bradley T. Wiemann	Vice President	$40,640.40	7,155	$20,301.75	1,575
Reece A. Kurtenbach	Vice President	$40,640.40	7,155	$20,301.75	1,575

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

	By:	/s/ William R. Retterath
William R. Retterath, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: December 6, 2010